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                                                                    Exhibit 99.1

NEWS RELEASE                                        [CORRPRO COMPANIES INC LOGO]

COMPANY CONTACT                                         WORLD HEADQUARTERS
Robert Mayer                                            1090 Enterprise Drive
Chief Financial Officer                                 Medina, OH 44256
(330) 723-5082                                          Phone (330) 723-5082
                                                        Fax (330) 723-0694
                                                        www.corrpro.com

FOR IMMEDIATE RELEASE

               CORRPRO COMPLETES REFINANCING AND RECAPITALIZATION
         CAPITAL STRUCTURE STABILIZED; JAMES A. JOHNSON ELECTED CHAIRMAN

MEDINA, OHIO, MARCH 31, 2004--Corrpro Companies, Inc. (AMEX:CO) today announced the successful completion of its refinancing and recapitalization agreements. CorrPro Investments, LLC, an affiliate of Wingate Partners III, L.P. ("Wingate Partners"), invested fresh capital of $13 million cash in return for a new issue of preferred stock and warrants to acquire approximately 12.1 million shares of common stock of the Company at a nominal exercise price. Corrpro also entered into a new $40 million senior secured credit facility with CapitalSource Finance LLC ("CapitalSource"). The facility consists of a revolving credit line, a term loan with a five-year maturity and a letter of credit sub-facility. In addition, Corrpro issued $14 million in new secured subordinated notes to American Capital Strategies Ltd. ("American Capital") (Nasdaq: ACAS) as well as warrants to acquire approximately 3.9 million shares of common stock of the Company at a nominal exercise price. As part of the refinancing, Corrpro repaid and terminated its prior revolving credit facility due March 31, 2004, and its outstanding senior notes due January 15, 2008. After taking into account the common stock dilution calculations described in the shareholder proxy materials, which include the newly-issued warrants, existing shareholders will own approximately 28% of the fully-diluted shares.

"Our announcement today is the culmination of a successful process to restructure our business operations and allow us to strategically take advantage of our market leading position. This was made possible by the continuing support of our customers, employees, vendors, and shareholders," commented Joseph W. Rog, Chief Executive Officer and President. "With our new financial team, led by Wingate Partners, we look forward to an improved operating environment with new investment in the business and the opportunity to enhance value for all our stakeholders."

As contemplated by the transaction, Corrpro increased the size of its Board of Directors from seven to nine. Messrs. Jay I. Applebaum, James A. Johnson, and Jason H. Reed, executives affiliated with Wingate Partners, have become directors, with Mr. Johnson serving as Chairman of the Board. Messrs. C. Richard Lynham, Harry W. Millis, Neal R. Restivo, Joseph W. Rog, and Dr. Warren F. Rogers will continue to serve on the Board. American Capital retains the right to designate a director to fill the remaining director vacancy. The Company plans to hold its annual meeting of shareholders in August 2004 after it has mailed its annual report to shareholders.

"Wingate's philosophy is to build on the existing strengths of companies. We have invested in Corrpro's business because its profile matches our other previous successes," commented James

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A. Johnson, Corrpro's Chairman of the Board. "We were attracted to Corrpro because it is a leader in corrosion protection for the infrastructure, energy, and environmental markets where there are strong opportunities for growth. We see our role as bringing stability to the organization by helping to establish and prioritize the Company's goals, and by providing leadership to develop and implement a successful game plan to meet those goals.

With a deep appreciation for the work of Corrpro's dedicated professionals, a firm commitment to accountability at all levels within the Company, and a relentless focus on customer service, we are excited about our involvement with Corrpro and its people, who have a reputation for excellence within the industry. It is our intention to build on this proud heritage."

Corrpro's financial advisor in this refinancing and recapitalization transaction was Brown Gibbons Lang & Company ("BGL"), a leading investment bank with offices in Cleveland and Chicago. BGL specializes in providing financial advisory services to middle-market companies nationwide with total enterprise values typically ranging from $20 million to $500 million.

ABOUT CORRPRO: Corrpro, headquartered in Medina, Ohio, with offices worldwide, is a leading provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets around the world. Corrpro is the leading provider of cathodic protection systems and engineering services, as well as a leading supplier of corrosion protection services relating to coatings, pipeline integrity and reinforced concrete structures.

ABOUT WINGATE: Wingate Partners, headquartered in Dallas, Texas, is a private investment firm focused on making equity investments in businesses going through significant transition.

ABOUT CAPITALSOURCE: CapitalSource, headquartered in Chevy Chase, Maryland, is a specialized commercial finance company with more than $3 billion in loan commitments offering asset-based, senior, cash flow and mezzanine financing to small and mid-sized businesses.

ABOUT AMERICAN CAPITAL: American Capital, headquartered in Bethesda, Maryland, is a publicly traded buyout and mezzanine fund with capital resources in excess of $2.7 billion. American Capital is an equity partner in management and employee buyouts; invests in private equity sponsored buyouts, and provides capital directly to private and small public companies. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions and recapitalizations.

Except for historical information, the matters discussed in this press release are forward-looking statements relating to the business of the Company. The forward-looking statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. The Company believes that the following factors, among others, could affect its future performance and cause its actual results to differ materially from those that are expressed or implied by forward-looking statements, or diminish the liquidity of its common shares: the impact of any litigation or regulatory process related to the financial statement restatement process, including the filed and dismissed class action litigation (the dismissal of which has been appealed); qualification requirements and termination provisions relating to government jobs; the impact of inclement weather on the Company's operations; the impact of energy prices on the Company's and its customers' businesses; adverse developments in pending litigation or

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regulatory matters; the Company's ability to satisfy the listing and trading requirements of the American Stock Exchange ("AMEX"), including compliance with the Company's plan to regain compliance with applicable AMEX requirements, (which, if not satisfied, could result in the suspension of trading or delisting of the Company's shares from the exchange and could diminish the liquidity of its common shares) or any other national exchange on which its shares are or will be listed or otherwise to provide a trading venue for its shares; and the impact of changing global political and economic conditions. Further information concerning factors that may affect the Company's business and performance are set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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